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                                                                     EXHIBIT 5.1

                 ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                                February 4, 2002


GameStop Corp.
2250 William D. Tate Avenue
Grapevine, Texas 76051

                  Re:  GameStop Corp.
                       Registration Statement on Form S-1 No. (333-68294)

Ladies and Gentlemen:

                  We have acted as counsel to GameStop Corp., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") No. (333-68294) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of up to 20,763,888 shares (the "Shares") of the Class A common stock, par value $.001 per share, of the Company (the "Class A Common Stock").

                  This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In rendering the opinions expressed below, we have examined originals or conformed copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Amended and Restated Certificate of Incorporation (the "Restated Certificate") to be filed with the Secretary of State of the State of Delaware, (ii) the Bylaws of the Company, as currently in effect; (iv) resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters and (v) a specimen certificate evidencing the Class A Common Stock. We also have examined originals or conformed copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company and such agreements, certificates of public officials and officers of the Company, and such other documents and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of

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governmental officials and upon representations made in or pursuant to the
Registration Statement and certificates and statements of appropriate representatives of the Company.

                  In rendering the opinions expressed below, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents have been duly authorized, that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents, and that the Restated Certificate has been filed with the Secretary of State of the State of Delaware. We have also assumed that the certificates evidencing the Shares will conform to the specimen examined by us.

                  We are admitted to practice law in the State of New York, and our opinions herein reflect only the application of applicable New York law, the Federal laws of the United States and, to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company to a group of underwriters (the "Underwriters") represented by Salomon Smith Barney Inc., USB Warburg LLC, SunTrust Capital Markets, Inc. and William Blair & Company, L.L.C. have been duly authorized and, if and when paid for and issued in accordance with and subject to the terms and conditions of the underwriting agreement between the Company and Salomon Smith Barney Inc., for themselves and on behalf of the Underwriters, in the form of Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,


                                            /s/ Robinson Silverman Pearce
                                                 Aronsohn & Berman LLP



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